UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1595 Wynkoop Street, Suite 800, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(970) 407-6626

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AEIS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President & CEO and Succession

Yuval Wasserman, the current President & Chief Executive Officer of Advanced Energy Industries, Inc. (the “Company”), will be stepping down as President & Chief Executive Officer of the Company, effective on March 1, 2021 (the “Effective Date”). In connection with Mr. Wasserman’s decision to retire, Mr. Wasserman will also resign as a member of the Company’s Board of Directors (the “Board”), effective on the Effective Date.

On February 8, 2021, the Board appointed Stephen D. Kelley to succeed Mr. Wasserman as President and Chief Executive Officer of the Company, effective on the Effective Date. In addition, on February 8, 2021, the Board elected Mr. Kelley as a director of the Company, effective on the Effective Date, to fill the vacancy created by Mr. Wasserman’s resignation from the Board on the Effective Date.

Executive Advisory Agreement with Mr. Wasserman

Mr. Wasserman will remain as an executive advisor to the Board and Mr. Kelley to assist in the transition until his retirement on March 31, 2022 (the “Retirement Date”). In connection therewith, on February 8, 2021, the Company and Mr. Wasserman entered into a Transition and Retirement Agreement (the “Transition & Retirement Agreement”) whereby Mr. Wasserman (a) will agree to be an executive advisor to the Board and Mr. Kelley until the Retirement Date, (b) will receive his current base salary through the Retirement Date, (c) will continue to be eligible to participate in the Company’s short term incentive plan for 2020 and 2021 at his current bonus incentive opportunity percentage, subject to proration for the period that Mr. Wasserman served as President & Chief Executive Officer for 2021, (d) will continue to vest in his outstanding equity awards under the Company’s 2018, 2019 and 2020 long-term incentive equity plans, (e) will continue to participate in the October 2019 Artesyn Performance-Based Cash Integration Bonus Plan, (f) will continue to be eligible to participate under the Company’s benefit plans and (g) will continue to be covered under his Executive Change in Control & General Severance Agreement, dated August 2, 2018. The Transition & Retirement Agreement also includes customary confidentiality, proprietary information and indemnification provisions and includes a release from Mr. Wasserman. The foregoing is a summary of the material terms of the Transition & Retirement Agreement and is qualified in its entirety by reference to the Transition & Retirement Agreement. A copy of the complete Transition & Retirement Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and the terms of the Transition & Retirement Agreement are incorporated herein by this reference.

Offer Letter with Mr. Kelley

In connection with the appointment of Mr. Kelley as the Company’s President and Chief Executive Officer effective on the Effective Date, on February 8, 2021, the Company and Mr. Kelley entered into an offer letter (the “Offer Letter”). The Offer Letter provides that Mr. Kelley (a) will be eligible to receive an annualized base salary of $850,000, (b) will be eligible under the Company’s 2021 short-term incentive plan to receive an annual cash target incentive of 100% of his base salary, (c) will be eligible under the Company’s 2021 long-term incentive plan to receive an equity incentive grant date value (using a 30-day average stock price) of $3.6 million, (d) will be eligible to receive an additional new hire inducement equity grant equal to $1.2 million of equity grant date value (using a 30-day average stock price), (e) will be provided relocation assistance under the Company’s relocation program in an amount up to $350,000, including the facilitation of the sale of his home through a buyer value option, (f) will be offered the Company’s standard CEO Executive Change in Control & General Severance Agreement as disclosed in the Company’s 2020 proxy statement and attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 6, 2018, (g) will be offered the Company’s standard Director Indemnification Agreement as disclosed in Exhibit 10.1 to the Company’s

Current Report on Form 8-K filed December 14, 2009, and (h) will be eligible to participate under the Company’s benefits plans. The Offer Letter contains other customary terms and conditions.

The foregoing is a summary of certain material terms of the Offer Letter and is qualified in its entirety by reference to the Offer Letter. A copy of the complete Offer Letter is attached to this Current Report on Form 8-K as Exhibit 10.2, and the terms of the Offer Letter are incorporated herein by this reference.

Biography of Mr. Kelley

Steve Kelley, who is 58, recently served for seven years as president & CEO of Amkor Technology, Inc. (NASDAQ:AMKR), a leading semiconductor package and test company. Kelley led the financial transformation of Amkor by prioritizing strong revenue growth, efficiency gains and a continuous quality improvement culture. Previously, Mr. Kelley held executive leadership roles of various businesses at companies including Cree, Texas Instruments and Philips Semiconductors, focusing primarily on the timely development of new products to grow revenue and profits. Mr. Kelley holds an SB ChE from the Massachusetts Institute of Technology and a JD from Santa Clara University.

Item 8.01 Other Events.

On February 10, 2021, the Company issued a press release entitled “Advanced Energy Announces Retirement of President & CEO Yuval Wasserman and Appoints Stephen D. Kelley as Successor”. Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Transition & Retirement Agreement dated February 8, 2021

10.2	Offer Letter dated February 8, 2021

99.1	Press Release dated February 10, 2021

104	The cover page from Advanced Energy Industries, Inc. Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas O. McGimpsey
Date: February 10, 2021	Thomas O. McGimpsey
Chief Administrative Officer, Executive Vice President of Corporate Development & Corporate Secretary